EXHIBIT  99.1

                                                   For More Information Contact:
                                                   -----------------------------
                                                For Further Information Contact:
                                                 Concurrent Computer Corporation
                                    Walt Ungerer, Director of Investor Relations
                                                                  (678) 258-4103
                                                              Fax (678) 258-3938

FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
              FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS

                  -Concurrent Announces Key Win With Top 5 MSO-

              -First to Surpass 4 Million Digital VOD Subscribers-


ATLANTA,  GEORGIA,  AUGUST  21,  2003 - Concurrent Computer Corporation (NASDAQ:
CCUR) today reported results for its fourth quarter and fiscal year ended June 30, 2003.

Video-On-Demand (VOD) revenue from the Company's Xstreme Division totaled $38.6 million in fiscal year 2003 compared to $48.0 million in fiscal year 2002, a decrease of 19.6%. In the fiscal fourth quarter of 2003, VOD revenue totaled $7.0 million compared to $17.4 million in the same quarter of the prior year, a decrease of 60.1%.

Revenue from the Company's Integrated Solutions Division, formerly known as the Real-Time Division, totaled $36.9 million in fiscal year 2003 compared to $41.4 million in fiscal year 2002, a decrease of 10.9%. In the fiscal fourth quarter of 2003, revenue from the Integrated Solutions Division totaled $8.6 million compared to $10.3 million in the same quarter of the prior year, a decrease of 17.0%.

Company-wide revenue for fiscal year 2003 totaled $75.5 million compared to $89.4 million in fiscal year 2002, a decrease of 15.6%. In the fiscal fourth quarter of 2003, company-wide revenue totaled $15.5 million compared to $27.8 million in the same quarter of the prior year, a decrease of 44.1%.

On June 23, 2003, the Company announced a company-wide realignment to focus resources on nearer term opportunities. Under this global realignment, the Company reported a charge of $1.6 million in the fourth fiscal quarter. The charge, of which approximately $0.3 million was non-cash, consisted primarily of employee severance costs, both domestically and internationally and lease termination costs for offices downsized internationally, as a result of a 7% reduction in workforce.


For More Information Contact:
-----------------------------

  Concurrent - Walt Ungerer  -  Director Investor Relations  -  (678) 258-4103
                            or walt.ungerer@ccur.com
                               ---------------------

For fiscal year 2003, the Company reported a net loss of $24.6 million or ($0.40) per share compared to net income of $4.4 million or $0.07 per share for fiscal year 2002. In the fiscal fourth quarter of 2003, the net loss was $6.2 million or ($0.10) per share compared to net income of $5.0 million or $.08 per share in the same quarter of the prior year.

The Company's cash and cash equivalents balance at June 30, 2003 was $30.7 million. For fiscal year 2003, Concurrent had cash flow from operations of $7.1 million.

In the current quarter ending September 30, 2003, the Company anticipates deployments of its newly introduced MediaHawk(R) 4G On-Demand Platform into 4 to 5 new VOD markets. The Company anticipates VOD revenue in the range of $9 to $10 million in the first fiscal quarter. Revenue from the Integrated Solutions Division is expected to be between $8 and $9 million in the first fiscal quarter. Company-wide revenues are anticipated to total between $17 and $19 million. Additionally, the Company expects to have a positive impact to the VOD gross margins in the first quarter of approximately $1.3 million from the reversal of an accrual for stock warrants related to the sale of Concurrent VOD systems on the Scientific-Atlanta, Inc. platform. Including the benefit from the stock warrant accrual reversal, the estimated net loss for the quarter is anticipated to be between ($0.01) and ($0.03) per share.

"Adelphia has selected Concurrent to provide a VOD system in a major U.S. market, and we have surpassed over 4 million digital VOD subscribers, an industry milestone and evidence of our significant steps toward strengthening and securing our market leadership in the evolving Everything-On-Demand market," said Jack Bryant, Concurrent president and chief executive officer. "Additionally, we have instituted a number of new growth initiatives within our newly named Integrated Solutions Division. We believe we have well positioned Concurrent for expected profitable revenue growth in fiscal 2004."

"Our fiscal year 2003 was challenging due to our North American cable customers' capital spending stall in their drive to generate incremental free cash flow along with the macro economic and geopolitical issues. The good news is that these trends appear to be reversing, based on the positive activity we are seeing in support of new market deployment opportunities by a number of our customers," added Bryant.

At the end of the fourth quarter, Concurrent had 62 commercial VOD system deployments to the largest multiple system cable operators in North America. Our VOD customers include Bright House Networks,


For More Information Contact:
-----------------------------

  Concurrent - Walt Ungerer  -  Director Investor Relations  -  (678) 258-4103
                            or walt.ungerer@ccur.com
                               ---------------------

Charter, Cogeco, Comcast, Cox, Mediacom, Time Warner Cable, Videotron and others. At June 30, 2003, these cable operators had purchased from Concurrent video stream capacity of 308 thousand commercial streams for their base of 13.3 million basic subscribers, of which over 4.1 million are digital subscribers.

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its fourth quarter and fiscal year 2003 results on August 21,
2003  at  4:30  p.m.  ET  which  will be broadcast live over the Internet on the company's  web  page  at  http://www.ccur.com/corp_overview.asp.
                          -------------------------------------


ABOUT  CONCURRENT

Concurrent Computer Corporation (www.ccur.com) is a worldwide leader in providing digital VOD systems to the broadband industry and real-time computer systems for industry and government.

Concurrent's VOD systems are utilized within the broadband cable, DSL, and hospitality markets. Within the digital cable market, Concurrent is a recognized leader, currently serving eight major cable operators in 62 markets with over 4.1 million digital subscribers. Concurrent's proven technology provides a flexible, comprehensive, robust solution for HFC, DSL, and IP-based networks. The Company's powerful and scalable VOD systems are based on open standards and are integrated with many of the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition, and industrial control systems for commercial and government markets.


For More Information Contact:
-----------------------------

  Concurrent - Walt Ungerer  -  Director Investor Relations  -  (678) 258-4103
                            or walt.ungerer@ccur.com
                               ---------------------

Concurrent has over 35 years of real-time experience and is providing these solutions through its offices in North America, Europe, Asia, and Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; and the valuation of equity investments and collectibility of notes receivable.



Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on September 25, 2002 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

#  #  #

Note to Editors: For additional company or product information from Concurrent Computer Corporation, please contact Concurrent Computer Corporation, 4375 River Green Parkway, Suite 100, Duluth, GA 30096. Call toll free in the U.S. and
Canada at (877) 978-7363, fax (678) 258-3938. Readers can also access information through the company's Web site at www.ccur.com.



Concurrent Computer Corporation, its logo and MediaHawk are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.



For More Information Contact:
-----------------------------

  Concurrent - Walt Ungerer  -  Director Investor Relations  -  (678) 258-4103
                            or walt.ungerer@ccur.com
                               ---------------------

                         CONCURRENT COMPUTER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                  JUNE 30,    JUNE 30,
                                                    2003        2002
                                                 ----------  ----------
ASSETS
   Cash and cash equivalents                     $  30,697   $  30,519
   Trade accounts receivable, net                   10,371      23,894
   Inventories                                       7,174       6,822
   Prepaid expenses and other current assets         1,877       1,879
                                                 ----------  ----------
      Total current assets                          50,119      63,114


   Property, plant and equipment, net               11,862      10,696
   Purchased developed computer software, net        1,203       1,393
   Goodwill                                         10,744      10,744
   Investment in minority owned company                553       7,814
   Note receivable from minority owned company           -       3,000
   Other long-term assets, net                       3,358       1,927
                                                 ----------  ----------

Total assets                                     $  77,839   $  98,688
                                                 ==========  ==========


LIABILITIES
   Accounts payable and accrued expenses         $  14,644   $  15,514
   Deferred revenue                                  5,433       4,055
                                                 ----------  ----------
      Total current liabilities                     20,077      19,569

   Long-term deferred revenue                        2,212       1,677
   Other long-term liabilities                      12,092       8,218

STOCKHOLDERS' EQUITY
   Common stock                                        623         618
   Additional paid-in capital                      174,396     172,929
   Unearned compensation                              (576)          -
   Treasury stock                                      (58)        (58)
   Retained earnings (deficit)                    (122,929)    (98,377)
   Accumulated other comprehensive loss             (7,998)     (5,888)
                                                 ----------  ----------
      Total stockholders' equity                    43,458      69,224
                                                 ----------  ----------

Total liabilities and stockholders' equity       $  77,839   $  98,688
                                                 ==========  ==========

                               CONCURRENT COMPUTER CORPORATION
                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                     THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                                          JUNE 30,             JUNE 30,
                                                  ----------------------  ------------------
                                                      2003        2002      2003      2002
                                                   (Unaudited) (Unaudited)
                                                  ------------  --------  ---------  -------

Revenues:
  Product:
    Real-time systems                             $     4,419   $ 5,756   $ 19,417   $21,601
    Video-on-demand systems                             6,080    17,117     35,039    46,900
                                                  ------------  --------  ---------  -------
      Total product revenues                           10,499    22,873     54,456    68,501
  Service:
    Real-time systems                                   4,142     4,555     17,474    19,807
    Video-on-demand systems                               889       330      3,523     1,061
                                                  ------------  --------  ---------  -------
      Total service revenues                            5,031     4,885     20,997    20,868
                                                  ------------  --------  ---------  -------
      Total revenues                                   15,530    27,758     75,453    89,369

Cost of sales:
  Product:
    Real-time systems                                   1,827     1,904      7,817     8,586
    Video-on-demand systems                             3,366     6,966     17,851    22,555
                                                  ------------  --------  ---------  -------
      Total product cost of sales                       5,193     8,870     25,668    31,141
  Service:
    Real-time systems                                   2,567     2,937     10,402    11,588
    Video-on-demand systems                               744       686      2,960     2,074
                                                  ------------  --------  ---------  -------
      Total service cost of sales                       3,311     3,623     13,362    13,662
                                                  ------------  --------  ---------  -------
      Total cost of sales                               8,504    12,493     39,030    44,803
                                                  ------------  --------  ---------  -------

Gross margin                                            7,026    15,265     36,423    44,566

Operating expenses:
  Sales and marketing                                   4,632     4,458     18,081    16,984
  Research and development                              4,760     4,314     18,775    15,291
  General and administrative                            2,417     2,173      9,393     8,612
  Restructuring                                         1,603         -      1,603         -
                                                  ------------  --------  ---------  -------
      Total operating expenses                         13,412    10,945     47,852    40,887
                                                  ------------  --------  ---------  -------

Operating income (loss)                                (6,386)    4,320    (11,429)    3,679

Impairment income (loss) on minority investment           471         -    (12,951)        -
Other income                                              104       263        417       704
                                                  ------------  --------  ---------  -------
Income (loss) before income taxes                      (5,811)    4,583    (23,963)    4,383

Provision for income taxes                                436      (450)       589         -
                                                  ------------  --------  ---------  -------

Net income (loss)                                 $    (6,247)  $ 5,033   $(24,552)  $ 4,383
                                                  ============  ========  =========  =======


Basic net income (loss) per share                 $     (0.10)  $  0.08   $  (0.40)  $  0.07
                                                  ============  ========  =========  =======

Diluted net income (loss) per share               $     (0.10)  $  0.08   $  (0.40)  $  0.07
                                                  ============  ========  =========  =======

Basic weighted average shares outstanding              62,079    61,856     61,944    60,997
                                                  ============  ========  =========  =======

Diluted weighted average shares outstanding            62,079    63,654     61,944    64,088
                                                  ============  ========  =========  =======

                             CONCURRENT COMPUTER CORPORATION
                                       SEGMENT DATA
                                      (IN THOUSANDS)


                              INTEGRATED SOLUTIONS DIVISION     XSTREME DIVISION
                               --------------------------  -------------------------
                                   THREE MONTHS ENDED          THREE MONTHS ENDED
                               --------------------------  -------------------------
                                06/30/2003    06/30/2002    06/30/2003   06/30/2002
                                (Unaudited)   (Unaudited)   (Unaudited)  (Unaudited)
                               ------------  ------------  ------------  -----------
Revenues:
  Product                      $     4,419   $      5,756  $     6,080   $    17,117
  Service                            4,142          4,555          889           330
                               ------------  ------------  ------------  -----------
     Total                           8,561         10,311        6,969        17,447

Cost of sales:
  Product                            1,827          1,904        3,366         6,966
  Service                            2,567          2,937          744           686
                               ------------  ------------  ------------  -----------
     Total                           4,394          4,841        4,110         7,652
                               ------------  ------------  ------------  -----------

Gross margin                         4,167          5,470        2,859         9,795

Operating expenses
  Sales and marketing                1,998          1,854        2,634         2,604
  Research and development           1,295          1,496        3,465         2,818
  General and administrative         1,118            827        1,299         1,346
  Restructuring                        993              -          610             -
                               ------------  ------------  ------------  -----------
    Total operating expenses         5,404          4,177        8,008         6,768
                               ------------  ------------  ------------  -----------

Operating income (loss)        $    (1,237)  $      1,293  $    (5,149)  $     3,027
                               ============  ============  ============  ===========

                            CONCURRENT COMPUTER CORPORATION
                                      SEGMENT DATA
                                     (IN THOUSANDS)


                              INTEGRATED SOLUTIONS DIVISION   XSTREME DIVISION
                               --------------------------  ------------------------
                                  TWELVE MONTHS ENDED        TWELVE MONTHS ENDED
                               --------------------------  ------------------------
                                  6/30/03       6/30/02      6/30/03      6/30/02
                                (Unaudited)   (Unaudited)  (Unaudited)  (Unaudited)
                               ------------  ------------  ------------  ----------
Revenues:
  Product                      $     19,417  $     21,601  $    35,039   $  46,900
  Service                            17,474        19,807        3,523       1,061
                               ------------  ------------  ------------  ----------
     Total                           36,891        41,408       38,562      47,961

Cost of sales:
  Product                             7,817         8,586       17,851      22,555
  Service                            10,402        11,588        2,960       2,074
                               ------------  ------------  ------------  ----------
     Total                           18,219        20,174       20,811      24,629
                               ------------  ------------  ------------  ----------

Gross margin                         18,672        21,234       17,751      23,332

Operating expenses
  Sales and marketing                 7,624         7,023       10,457       9,961
  Research and development            5,343         5,409       13,432       9,882
  General and administrative          4,187         3,889        5,206       4,723
  Restructuring                         993             -          610           -
                               ------------  ------------  ------------  ----------
    Total operating expenses         18,147        16,321       29,705      24,566
                               ------------  ------------  ------------  ----------

Operating income (loss)        $        525  $      4,913  $   (11,954)  $  (1,234)
                               ============  ============  ============  ==========